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                                                                     EXHIBIT 4.2

                          CERTIFICATE OF INCORPORATION
                                       OF
                              PILLOWTEX CORPORATION

     The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                   ARTICLE I
                                      NAME
                                      ----
     The name of the company is Pillowtex Corporation (the "Company").

                                   ARTICLE II
                                REGISTERED OFFICE
                                -----------------

     The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company's registered agent at such address is the Corporation Service Company.

                                  ARTICLE III
                                    PURPOSES
                                    --------

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

     Section 1. Authorized Capital Stock. The total number of shares of capital
                ------------------------
stock that the Company is authorized to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     Section 2. Preferred Stock. The Preferred Stock may be issued in one or
                ---------------
more series as may be determined by the Board of Directors of the Company (the "Board"). Except as set forth in Article IV, Section 5, the Board is authorized to fix the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations and restrictions of all shares of such series. The authority of the Board with respect to each series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

          (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) The voting powers, if any, and whether the voting powers are full or limited in such series;


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          (c) The redemption provisions, if any, applicable to the series, including the redemption price or prices to be paid;

          (d) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of the series and the dates and preferences of dividends on such series;

          (e) The rights of the series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

          (f) The provisions, if any, pursuant to which the shares of the series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

          (g) The right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

          (h) The provisions, if any, of a sinking fund applicable to such series; and

          (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3. Common Stock. In connection with each matter submitted to a vote
                ------------
of the holders of Common Stock, each holder of Common Stock will be entitled to one vote per share of Common Stock held by such holder as of the applicable record date.

     Section 4. Nonvoting Stock. The Company will not issue nonvoting capital
                ---------------
stock to the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that this Section 4: (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

     Section 5. Restriction of Issuance of Preferred Stock. Notwithstanding any
                ------------------------------------------
provision of this Article IV, the Board may not, without the approval of the holders of a majority of the Voting Stock (as hereinafter defined), authorize any series of Preferred Stock or issue any shares of Preferred Stock, or rights to acquire shares of Preferred Stock, in connection with a stockholders rights plan or any similar plan or arrangement that grants (i) enhanced voting rights to holders of shares of Preferred Stock, (ii) rights to convert shares of Preferred Stock into or to otherwise acquire a disproportionate number or aggregate value of securities, or (iii) rights to convert shares of Preferred Stock into or to otherwise acquire securities possessing enhanced voting rights or the right to convert such securities into a disproportionate number or aggregate


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value of securities, in any case, as a result of changes in the composition of the Board, changes in the ownership of the Voting Stock or changes in the ownership of a specified percentage of shares of the Voting Stock. Nothing contained in the immediately preceding sentence will be deemed to restrict the authority of the Board to (i) grant "anti-dilution" price protection to holders of shares of Preferred Stock or (ii) grant rights to holders of shares of Preferred Stock that enable them to maintain their percentage ownership of Voting Stock. For the purposes of this Certificate of Incorporation, "Voting Stock" means the capital stock of the Company of any class or series entitled to vote generally in the election of directors.

                                   ARTICLE V
                              STOCKHOLDER MEETINGS
                              --------------------

     Subject to the rights, if any, of the holders of any series of Preferred Stock to call a special meeting, special meetings of the stockholders may be called only by (a) the Chairman, (b) the Chief Executive Officer or (c) the President, and will be called within 10 calendar days after receipt of a written request of (i) a majority of the total number of directors that the Company would have if there were no vacancies (the "Whole Board") or (ii) the holders of at least 35% of the Voting Stock. Any request by a majority of the Whole Board or the stockholders must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation. No special meeting of the stockholders, pursuant to a stockholder's request, will be required to be convened if (a) the Board calls or has called (i) an annual meeting of stockholders, or (ii) a special meeting of stockholders at which additional substantive matters (other than those described in the stockholder's request) are to be considered, to be held not later than 90 calendar days after receipt by the Company of a proper request by a stockholder to call a meeting and (b) the purposes of such meeting include the purposes specified in the stockholder's request.

                                   ARTICLE VI
                                    DIRECTORS
                                    ---------

     Section 1. Number, Election and Terms of Directors. The Board will consist
                ---------------------------------------
of no less than three nor more than 15 directors, who need not be stockholders of the Company or residents of the State of Delaware. Directors will be elected at the annual meeting of stockholders, except as hereinafter provided. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to a Preferred Stock Designation, will be divided into three classes, as nearly equal in number as reasonably possible, designated as Class I, Class II and Class III, respectively. Except for the initial terms described below, directors will hold office for a term of three years. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2003; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2004; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2005. Subject to the rights, if any, of any series of Preferred Stock to elect directors under circumstances specified in a Preferred Stock Designation, the authorized number of directors may be increased or decreased from time to time only (a) by the affirmative vote of a majority of the Whole Board or (b) by the


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affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. At each succeeding annual meeting of stockholders of the Company, the successors of the class of directors whose terms expire at that meeting will be elected by a plurality vote of all votes cast at that meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders (a) at an annual meeting of stockholders or (b) at a special meeting of stockholders called for that purpose. Election of directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected.

     Section 2. Nomination of Director Candidates. Advance notice of stockholder
                ---------------------------------
nominations for the election of directors must be given in the manner provided in the Bylaws of the Company.

     Section 3. Newly Created Directorships and Vacancies. Subject to the
                -----------------------------------------
rights, if any, of the holders of any series of Preferred Stock specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors will be filled solely by the affirmative vote of a plurality of the Voting Stock of the stockholders present in person or represented by proxy at a meeting of stockholders called for that purpose. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect or remove directors, any vacancies on the Board resulting from the death, resignation, disqualification, removal or other cause (other than an increase in the number of directors) will be filled solely by (a) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or (b) the affirmative vote of a plurality of the Voting Stock of stockholders present in person or represented by proxy at a meeting of stockholders called for that purpose. Any director elected in accordance with this Article VI, Section 3 will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

     Section 4. Removal. Subject to the rights, if any, of the holders of any
                -------
series of Preferred Stock specified in a Preferred Stock Designation, any director may be removed from office by the stockholders only for cause (as determined in accordance with Delaware law).

                                  ARTICLE VII
                            LIMITATION OF LIABILITY
                            -----------------------

     To the fullest extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Article VII will not adversely affect any right or protection of a director of the Company in respect of any act or omission occurring in whole or in part prior to such repeal or modification.



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                                   ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

     Section 1. Right to Indemnification. Each person who was or is a party or
                ------------------------
is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or Pillowtex Corporation, a Texas corporation (an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer, will be indemnified and held harmless by the Company to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that the amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to the amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, no person seeking indemnification by reason of the fact that he or she is or was a director or officer of Pillowtex Corporation, a Texas corporation, will be indemnified unless he or she served in such capacity as of or following November 14, 2000, and provided further, except as provided in Section 3 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if that Proceeding (or part thereof) was authorized by the Board.

     Section 2. Right to Advancement of Expenses. Each Indemnitee will have the
                --------------------------------
right to be paid by the Company the expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred in defending any Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee will be made only upon delivery to the Company of an undertaking (an "Undertaking"), by or on behalf of the Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that the Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VIII (i) will not be exclusive of any other rights to which any person seeking indemnification or Advancement of Expenses may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, and (ii) will be contract rights and those rights will continue as to an Indemnitee who has ceased to be a director or officer and will inure to the benefit of the Indemnitee's heirs, executors and administrators.

     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1
                ---------------------------------
and 2 of this Article VIII is not paid in full by the Company within 30 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to determine the Indemnitee's right to indemnification and, if so entitled, to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses


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pursuant to the terms of an Undertaking, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Company, the Company will be entitled to recover expenses upon a Final Adjudication if, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including the directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including the Board, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise will be on the Company.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to
                -------------------------
the Advancement of Expenses conferred in this Article VIII will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of the Company, any agreement, any vote of stockholders or disinterested directors, or otherwise.

     Section 5. Insurance. The Company may maintain insurance, at its expense,
                ---------
to protect itself and any director, officer, manager, trustee or employee of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 6. Indemnification of Employees and Agents of the Company. The
                ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company and to any person acting at the request of the Company as a director, manager, trustee, officer or employee of another company or of a partnership, joint venture, trust or other enterprise, including without limitation, service with respect to an employee benefit plan, to the same or lesser extent as the rights to indemnification and Advancement of Expenses granted to directors and officers of the Company pursuant to the provisions of this Article VIII; provided, however, rights of indemnification and Advancement of Expenses as permitted by this Section 6 may only be granted with respect to Proceedings relating to actions taken or omitted to be taken subsequent to the effective date of the Second Amended Joint Plan of Reorganization of Pillowtex Corporation.



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                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

     Section 1. Amendment of Bylaws. The Board may make, amend and repeal the
                -------------------
Bylaws of the Company. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Bylaws 1.08, 1.09, 2.05, 6.01 and 7.07 may not be amended or repealed by the stockholders or the Board, and no provision inconsistent therewith may be adopted by the stockholders or the Board, without the affirmative vote of a majority of the holders of record of the Voting Stock, voting together as a single class.

     Section 2. Amendment of Certificate of Incorporation. Except as otherwise
                -----------------------------------------
provided in Article VIII, the Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of May, 2002.

                                            /s/  JOHN F. STERLING
                                     -------------------------------------------
                                     John F. Sterling, Incorporator
                                     4111 Mint Way
                                     Dallas, TX  75237

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